UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

SIMON PROPERTY GROUP ACQUISITION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40084	85-4374563
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 West Washington Street Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one warrant	SPGS.U	The New York Stock Exchange

Shares of Class A common stock included as part of the units	SPGS	The New York Stock Exchange

Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SPGS WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Departure of Director.

On August 5, 2022, David Simon, the Chairman of the Board and Directors, resigned from his positions with the Company, effective immediately. Mr. Simon’s resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events

Appointment of Chairman.

On August 5, 2022, the Board appointed Eli Simon, the Company’s Chief Executive Officer and a member of the Board, as Chairman of the Board of Directors, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2022
SIMON PROPERTY GROUP ACQUISITION HOLDINGS, INC.

	By:	/s/ Eli Simon
	Name:	Eli Simon
	Title:	Chief Executive Officer

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